Exhibit 99.1

Stran & Company Receives Nasdaq Notice Related to Late Filing of its Form 10-Q

Quincy, MA / June 24, 2024 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: SWAG) (NASDAQ: SWAGW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today announced that it received a written notification, dated June 21, 2024 (the “Notification Letter”), from The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that it is not in compliance with the periodic financial report filing requirement set forth in Nasdaq Listing Rule 5250(c)(1) for continued listing on The Nasdaq Capital Market tier of Nasdaq since the Company has not yet filed its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 (the “Form 10-Q”).

The Company has 60 calendar days, or until August 20, 2024, to submit a plan (“Plan”) to Nasdaq to regain compliance, and, if Nasdaq accepts the Plan, Nasdaq may grant an exception of up to 180 calendar days from the Form 10-Q’s due date, or until December 16, 2024, to regain compliance. If Nasdaq does not accept the Plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

As previously announced on May 13, 2024, the Company was required to dismiss BF Borgers CPA PC as the Company’s independent registered public accounting firm. The Company was required to engage a new independent registered public accounting firm in order to complete and file the Form 10-Q.

On June 20, 2024, the Company announced that it had engaged a new independent registered public accounting firm, Marcum LLP.

The Company intends to file the Form 10-Q on or prior to August 20, 2024, which will allow the Company to regain compliance. If the Company is unable to file the Form 10-Q by this date, the Company intends to submit a Plan within the 60-calendar day period and take all reasonable measures available to regain compliance. There can be no assurance that the Plan will be accepted by Nasdaq or that the Company will be able to regain compliance with the minimum requirements of the Nasdaq listing rules.

The Notification Letter does not impact the Company’s listing of its common stock or warrants on The Nasdaq Capital Market at this time. However, the Notification Letter provides that the Company’s name will be included on a list of all non-compliant companies which Nasdaq makes available to investors on its website at listingcenter.nasdaq.com, beginning five business days from the date of the Notification Letter.

About Stran

For over 29 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf

press@stran.com